SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated May 31, 2005

of

ARRIS GROUP, INC.

A Delaware Corporation
IRS Employer Identification No. 58-2588724
SEC File Number 001-16631

3871 Lakefield Drive
Suwanee, Georgia 30024
(770) 622-8400

Item 7.01.  Regulation FD Disclosure.

     On May 31, 2005, ARRIS Group, Inc. announced in a press release its intention to redeem in June 2005 $75 million in principal amount of its 4 1/2% Convertible Subordinated Notes due 2008. The press release is furnished as Exhibit 99.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

     99     Press Release issued May 31, 2005.

The information in this Form 8-K, and the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arris Group, Inc.
By:	/s/ Lawrence A. Margolis
Lawrence A. Margolis
Executive Vice President

Dated: May 31, 2005

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

99	Press Release issued May 31, 2005.